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                                                                    EXHIBIT 10.3

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT is dated as of March 31, 2000 and is to amend an Employment Agreement dated as of October 7, 1999 between ACE*COMM Corporation and James Eckler.

         WHEREAS the parties intend to amend Mr. Eckler's Employment Agreement to cause the acceleration of vesting of certain options to purchase Common Stock of the Company under certain circumstances.

         NOW THEREFORE, the parties agree as follows:

         The following sentence in Sections 7.3(B) and 7.4(A):

                  In addition, if the effective date of termination is before March 3, 2000, 29,500 of the Option Shares shall be accelerated to become exercisable as of the effective date of termination.

         shall be amended to read as follows:

                  In addition, if the effective date of termination is before October 7, 2000, 59,000 of the Option Shares (and if the effective date of termination is on or after October 7, 2000, 29,500 of the Option Shares) shall be accelerated to become exercisable as of the effective date of termination.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Amendment on the date first above written.

                                            ACE*COMM Corporation

                                            By:
                                                 ------------------------------
                                                 George Jimenez
                                                 Chairman of the Board

                                            -----------------------------------
                                            James Eckler
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